UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 3, 2007

Commission file number 0-21513

DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 4, 2007, DXP Enterprises, Inc. (“DXP”) acquired the business of Delta Process Equipment, Inc. A copy of the definitive agreement is furnished as Exhibit 1.01 hereto, which is incorporated herein by reference.

On May 3, 2007, DXP Enterprises, Inc., (the “Company”) increased its existing credit facility (the “Facility”) with Wells Fargo Bank to $50 million from $40 million and extended the maturity date to July 31, 2010. All other terms of the existing Facility remain unchanged.

ITEM 7.01 REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On May 3, 2007, DXP Enterprises, Inc., issued a press release announcing the acquisition of Delta Process Equipment, Inc, a copy of which is furnished as Exhibit 99.1 hereto, which is incorporated herein by reference. Such exhibit (i) is furnished pursuant to Item 2.02 of Form 8-K, (ii) is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (iii) shall not be incorporated by reference into any previous or future filings made by or to be made by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are included herein:

10.1	Second Amendment to Credit Agreement by and among DXP Enterprises, Inc., as Borrower, and Wells Fargo Bank, as Bank, dated as of April 17, 2007

10.2	Asset Purchase Agreement Between DXP Enterprises, Inc. and Delta Process Equipment, Inc. and DCCI and The Shareholders

99.1	Press Release dated May 3, 2007